EXHIBIT 23.1

CONSENT OF INDEPENDENT  PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Current Report on Form 8-K of Kensington Leasing, Ltd. to be filed with the Securities and Exchange Commission on or about June 10, 2010 of our Independent Auditor’s Report dated May 17, 2010 covering the financial statements of Allianex, LLC as of December 31, 2009 and 2008 and for the period from inception (June 22, 2004) to December 31, 2009.

/s/ DAMITZ, BROOKS, NIGHTINGALE, TURNER & MORRISSET

Santa Barbara, California
June 10, 2010